united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 30, 2016

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 339-0500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 30, 2016, Royal Hawaiian Orchards, L.P., a Delaware limited partnership ( the “Partnership”), entered into a definitive Stock Purchase Agreement (the “Agreement”) with Crescent River Agriculture LLC, a Wyoming limited liability company (“Crescent River”), pursuant to which the Partnership sold all of the issued and outstanding shares of capital stock of Royal Hawaiian Resources, Inc., a Hawaii corporation and the general partner of the Partnership (“RHR” or the “General Partner”) to Crescent River for $224,000 (the “Transaction”). The Agreement contains representations, warranties and covenants customary in agreements of this nature.

The only asset of the General Partner consists of a one percent (1%) general partnership interest in the Partnership. The general partnership interest is unregistered and non-transferrable. Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership, dated as of October 1, 2012, as amended November 1, 2013 (the “Partnership Agreement”), the General Partner is also entitled to an annual management fee equal to two percent (2%) of Operating Cash Flow (as defined by the Partnership Agreement) and an incentive fee if net cash flow of the partnership exceeds certain levels defined in the Partnership Agreement. The management fee has been waived by the General Partner since it became a wholly subsidiary of the Partnership in 2005. The incentive fee has not been earned by the General Partner for at least fifteen (15) years. As part of the Transaction, the General Partner agreed to waive both the management fee and the incentive fee for fiscal 2016, 2017, and 2018. After 2018, the General Partner will be eligible to earn the management fee and the incentive fee. Pursuant to the Partnership Agreement, the Partnership will still be required to reimburse the General Partner for expenses incurred in managing the Partnership.

Bradford C. Nelson, a director and officer of the General Partner, owns an approximately thirty percent (30%) membership interest in Crescent River. The remaining approximately seventy percent (70%) interest in Crescent River is owned by affiliates of the Partnership’s largest unitholders, Farhad Fred and Mary Wilkie Ebrahimi. Accordingly, the terms of the Transaction were approved on behalf of the Partnership by the disinterested directors of the General Partner. The disinterested directors took into account, among other things, the unregistered, non-transferrable nature of the one percent (1%) interest, the waiver of the management and incentive fees, and the lack of working capital or any other assets of the General Partner, and determined that the Transaction was fair to the Partnership and its public unitholders.

There will be no immediate impact on the Partnership as a result of the change of ownership of the General Partner. RHR will continue to own its one percent (1%) general partnership interest in Partnership and serve as general partner of the Partnership. The board of directors and officers of the General Partner will remain unchanged. Prior to the Transaction, the board of directors of the General Partner self-determined annually on behalf of the Partnership whether any changes should be made to the board of directors. Following the Transaction, the board of directors of the General Partner will be elected annually by its new shareholder, Crescent River. The Transaction returns the management structure of the Partnership to the original structure that was established when the Partnership was formed, which continued in effect until the purchase of the General Partner by the Partnership in 2005. Therefore, no changes to the Partnership Agreement are necessary as a result of the Transaction.

The foregoing description of the Transaction is qualified in its entirety by the terms of the Agreement and the Management and Incentive Fee Waiver Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Fifth Amendment to Amended and Restated Credit Agreement

In connection with the Transaction, on June 30, 2016, the Partnership, the General Partner, Royal Hawaiian Services, LLC, a Hawaii limited liability company of which the Partnership is the sole member (“RHS”), and Royal Hawaiian Macadamia Nut, Inc., a Hawaii corporation and wholly-owned subsidiary of the Partnership (“RHMN”), executed the Fifth Amendment to Amended and Restated Credit Agreement and Consent (the “Fifth Amendment”) with the Partnership’s existing lender, American AgCredit, PCA.

Pursuant to the Fifth Amendment, the Amended and Restated Credit Agreement among the Partnership, the General Partner, RHS, and RHMN, as borrowers, and American AgCredit, PCA, for itself, as a lender, and as agent for all lenders, dated as of March 27, 2015, as amended (the “Credit Agreement”), was amended to remove RHR as a party to the Loan Documents (as defined in the Credit Agreement), including a release of RHR from liability under the Loan Documents, other than from such liability as it may have as general partner of the Partnership.

The foregoing description of the Fifth Amendment is qualified in its entirety by the terms of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits

(d)                          Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between Royal Hawaiian Orchards, L.P., and Crescent River Agriculture LLC, dated as of June 30, 2016.

10.2	Management and Incentive Fee Waiver Agreement by and between Royal Hawaiian Orchards, L.P., and Royal Hawaiian Resources, Inc., dated as of June 30, 2016.

10.3

Fifth Amendment to Amended and Restated Credit Agreement and Waiver among Royal Hawaiian Orchards, L.P., Royal Hawaiian Resources, Inc., Royal Hawaiian Services, LLC, and Royal Hawaiian Macadamia Nut, Inc., as Borrowers, and American AgCredit, PCA, as Agent, dated as of June 30, 2016.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)
Date: July 6, 2016
	By:	Royal Hawaiian Resources, Inc., its Managing General Partner

		By:	/s/ Bradford Nelson
		Name:	Bradford Nelson
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between Royal Hawaiian Orchards, L.P. and Crescent River Agriculture LLC, dated as of June 30, 2016.

10.2	Management and Incentive Fee Waiver Agreement by and between Royal Hawaiian Orchards, L.P., and Royal Hawaiian Resources, Inc., dated as of June 30, 2016.

10.3

Fifth Amendment to Amended and Restated Credit Agreement and Waiver among Royal Hawaiian Orchards, L.P., Royal Hawaiian Resources, Inc., Royal Hawaiian Services, LLC, and Royal Hawaiian Macadamia Nut, Inc., as Borrowers, and American AgCredit, PCA, as Agent, dated as of June 30, 2016.